Exhibit 1.1

UNDERWRITING AGREEMENT

Gables Residential Trust

2,500,000 Common Shares of Beneficial Interest

August 20, 2003

WACHOVIA CAPITAL MARKETS, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288

Ladies and Gentlemen:

Introductory.  Gables Residential Trust, a Maryland real estate investment trust (the “REIT”), proposes to issue and sell to Wachovia Capital Markets, LLC. (“Wachovia”) as initial purchaser and underwriter (the “Underwriter”) an aggregate of 2,500,000 shares of the REIT’s common shares of beneficial interest (the “Common Stock”), par value $0.01 per share (the “Securities”).  Wachovia has agreed to act as Underwriter in connection with the offering and sale of the Securities.  The REIT, its operating partnership, Gables Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the Operating Partnership’s sole general partner, Gables GP, Inc. (“Gables GP”), a Texas corporation and a wholly owned subsidiary of the REIT, are referred to collectively in this Agreement as the “Company.”

The REIT confirms its agreement with the Underwriter as follows:

1.                                       Agreement to Sell and Purchase.

(a)                                  General.  The REIT agrees to issue and sell to the Underwriter the Securities upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the REIT the respective number of Securities set forth opposite its name on Schedule 1 attached hereto.  The purchase price per share of the Securities to be paid by the Underwriter to the REIT shall be $31.6706 per share.

(b)                                 Manner of Offering.  The REIT understands that the Underwriter intends (i) to make a public offering of the Securities, and (ii) to offer initially the Securities upon the terms set forth in the Prospectus (defined below).

(c)                                  Closing Date.  Delivery of the Securities to be purchased by the Underwriter and payment therefor shall be made at 9:00 a.m. New York City time on the fourth (4th) full business day following the date of this Agreement, such time and date of payment and delivery being herein called the “Closing Date”; provided, however, that if the REIT has not made available to the Underwriter copies of the Prospectus within the time provided in Section 2(d) and 4(e) hereof, the Underwriter may, in its sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Underwriter.

2.                                       Delivery and Payment.

(a)                                  Payment for the Securities.  Payment for the Securities shall be made by wire transfer in immediately available-funds to the order of the REIT.  It is understood that the Underwriter has been authorized to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriter has agreed to purchase.

(b)                                 Delivery of the  Securities.  The REIT shall deliver, or cause to be delivered, a credit representing the Securities to an account or accounts at The Depository Trust Company, as designated by the Underwriter, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(c)                                  Tax Stamps and Transfer Taxes.  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the REIT to the Underwriter shall be borne by the REIT.  The REIT will pay and save the Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Securities.

(d)                                 Delivery of Prospectus to the Underwriter.  Not later than 12:00 p.m. on the third (3rd) business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

3.                                       Representations and Warranties of the REIT.  The REIT represents, warrants and covenants to the Underwriter that:

(a)                                  The REIT meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-68359) on Form S-3 relating to the Securities, including a prospectus (as amended, the “Base Prospectus”), which Base Prospectus has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission and has become effective.  Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective.  No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered or made available to the Underwriter.  A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the Securities and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second (2nd) business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term “Registration Statement” as used herein means such registration statement as amended at the time it became effective (the “Effective Date”), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The term “Prospectus” means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and includes the documents incorporated by reference in the Base Prospectus and in any prospectus supplement.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Registration Statement or Prospectus, as the case may be, delivered to you for use in connection with the offering of the Securities by the REIT.

(b)                                 Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, including the financial statements included or to be included or incorporated by reference or to be incorporated by reference in the Registration Statement or the Prospectus, conformed or will conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”) and will contain all statements required to be stated therein in accordance with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter and furnished in writing to the Company by such Underwriter specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto.  The REIT acknowledges that the only information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement, any preliminary prospectus (the “Preliminary Prospectus”) or the Prospectus is the information set forth in Exhibit A hereto.  The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.  The REIT will use its best efforts to cause the Securities to be approved for listing on the New York Stock Exchange.

(c)                                  The documents incorporated or to be incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

(d)                                 The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Schedule 2 hereto (the “subsidiaries”).  The Company and each of its subsidiaries is, and at the Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation.  The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.  The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and (except for subsidiaries that are general partnerships) in good standing as a foreign trust, limited partnership, limited liability company or corporation, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified does not have a material adverse effect on the business, properties, financial position or results of the Company and its subsidiaries, taken as a whole.  Except for the stock, limited liability company interests or partnership interests of the subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  Complete and correct copies of the Amended and Restated Declaration of Trust and the Second Amended and Restated By-laws of the REIT and the charter documents of each of its subsidiaries and all amendments thereto have been delivered or made available to the Underwriter and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(e)                                  The outstanding securities of the REIT, have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right.  The description of the REIT’s Common Stock and preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Stock”) contained or incorporated by reference in the Registration Statement and the Prospectus is, and at the Closing Date will be, in all material respects, complete and accurate.  Except as set forth in the Prospectus, the REIT does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Stock, any Preferred Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations other than (i) pursuant to the REIT’s dividend reinvestment plan, (ii) the REIT’s Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended, and (iii) 1,600,000 shares of 7.875% Series C-1 Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share pursuant to an exchange offer commenced on August 6, 2003 (the “Exchange Offer”).

(f)                                    The outstanding securities of the Operating Partnership, have been duly authorized and validly issued and will not be subject to any preemptive or similar right.  Except as set forth in the Prospectus, the Operating Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Operating Partnership other than pursuant to the Exchange Offer.  There are no requirements, restrictions or limitations in the terms of the preferred units of partnership interest in the Operating Partnership (“Preferred Units”) applicable to the issuance and sale of the Securities.

(g)                                 The Securities will be, as of the Closing Date, duly authorized by the REIT for issuance and sale pursuant to this Agreement, and upon issuance against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable.

(h)                                 The financial statements and schedules of the Company included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus.  The pro forma financial statements of the Company, if any, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.   No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.  Deloitte & Touche LLP, independent public accountants, who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

(i)                                     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)                                     Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, other than pursuant to the REIT’s dividend reinvestment plan or by way of grants of Common Stock or options to purchase Common Stock or the exercise of such options, in any such case under the REIT’s Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended or pursuant to the Exchange Offer, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(k)                                  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(l)                                     Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

(m)                               The Company and each of its subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except where failure to obtain any of the foregoing will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”),  (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business except where failure to comply with any of the foregoing would not have a Material Adverse Effect, and (iii) performed all its material obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, the violation of which would have a Material Adverse Effect.  To the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default thereunder in such a manner that, individually or in the aggregate, would have a reasonable likelihood of causing a Material Adverse Effect.  The REIT is not, nor at the Closing Date will be, in violation of any provision of its Amended and Restated Declaration of Trust and Second Amended and Restated By-laws.  No subsidiary of the Company is, nor at the Closing Date will any of them be, in violation of any provision in their respective charter documents.

(n)                                 No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or Canadian securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriter of the Securities to be sold by the REIT.

(o)                                 The REIT has full power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the REIT and constitutes a valid and binding agreement of the REIT and is enforceable against the REIT in accordance with the terms hereof.  The performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Amended and Restated Declaration of Trust or Second Amended and Restated By-laws of the REIT or the charter documents of any of the REIT’s subsidiaries, any contract or other agreement to which the REIT or any of its subsidiaries is a party or by which the REIT or any of its subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the REIT or any of its subsidiaries.

(p)                                 The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company or its subsidiaries, taken as a whole.  The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no tenant under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company complies in all material respects with all applicable codes and zoning laws and regulations; the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company; and the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company.

(q)                                 Title insurance in favor of the Company (or the subsidiary which holds title to such property) is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of (i) the cost of acquisition of such property or (ii) the cost of construction by the Company of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.  Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

(r)                                    The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does the Company hold a participating interest therein.

(s)                                  The REIT has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by the Company or its subsidiaries, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a Material Adverse Effect.  In connection with the construction or operation and use of the properties owned by the Company, the REIT represents that, as of the date of this Agreement, the REIT has no knowledge of any failure by the Company or its subsidiaries to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a Material Adverse Effect.

(t)                                    Property and casualty insurance in favor of the Company is maintained with respect to each of the properties owned by it in an amount and on such terms as is reasonable and customary for businesses of this type.

(u)                                 There is no document or contract of any character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the

Registration Statement which is not described or filed as required.  All such contracts and all contracts relating to any tax exempt financings to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof.

(v)                                 No statement, representation, warranty or covenant made by the REIT in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect.

(w)                               Neither the Company nor any of its trustees, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)                                   No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

(y)                                 Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the REIT, is any such dispute threatened.

(z)                                   The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus, including, without limitation, the name “Gables” for use in connection with residential communities.  No claims have been asserted which remain unresolved by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name.  The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the REIT’s knowledge, infringe on the rights of any person.

(aa)                            Neither the Company nor any of its subsidiaries nor, to the REIT’s knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(bb)                          The REIT has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1994.  The REIT has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1994, and such election has not been terminated.  The REIT’s method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the

Code.  The REIT intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

4.                                       Agreements of the REIT.  The REIT agrees with the Underwriter as follows:

(a)                                  The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if the Underwriter has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing.  The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by the Underwriter or dealer (the “Prospectus Delivery Period”), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter must not have objected thereto in good faith.

(b)                                 The Company will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(c)                                  The Company will furnish to the Underwriter, upon request and without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

(d)                                 The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)                                  The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus containing the Prospectus Supplement or any amendment or supplement thereto as the Underwriter  may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.  If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriter may reasonably request.  The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof.

(f)                                    Prior to any public offering of the Securities the REIT will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may request including, without limitation, jurisdictions outside of the United States; provided, that in no event shall the REIT be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)                                 During the period of five years commencing on the date hereof, the Company will, upon request for such item by the Underwriter, furnish to the Underwriter such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will, upon request for such item by the Underwriter, furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

(h)                                 The REIT will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth (15th) full calendar month following the end of the REIT’s current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve (12) months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i)                                     Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the REIT will pay, or reimburse if paid by the Underwriter, all fees, costs and expenses incident to the performance of the obligations of the REIT under this Agreement, including but not limited to fees, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) the printing of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping and mailing) such copies of the

Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriter or by dealers to whom Securities may be sold, (v) filings required to be made by or on behalf of the Company or the Underwriter and the fees and disbursements and other charges (other than counsel for the Underwriter) in connection therewith and filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 3(f), including the fees, disbursements and other reasonable charges of counsel to the Underwriter in connection therewith, and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (viii) preparation of slides, overheads and other presentation material to be used in any “road show” or other presentation to potential investors and the hotel, travel and other expenses of the Company’s employees in connection with any such “road show” or presentation, and (ix) Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Rating Services (“S&P” and, together with Moody’s, the “Rating Agencies”) in connection with the rating of the Securities at the request of the Company; provided, however, that with respect to any fees, disbursements and other charges of counsel for the Underwriter in connection with the registration and qualification of the Securities under blue sky laws and the preparation of blue sky memorandum, the Company shall not be responsible for counsel fees, disbursements and other charges in excess of fifteen thousand dollars ($15,000).

(j)                                     If this Agreement shall be terminated by the REIT pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the REIT shall be unable to perform its obligations hereunder, the REIT will reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by it in connection herewith.

(k)                                  The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

(l)                                     The Company will apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(m)                               Unless the Board of Trustees of the REIT determines in its reasonable business judgment that continued qualification as a “real estate investment trust” under the Code is not in the Company’s best interest, the REIT will not terminate its election to be taxed as a “real estate investment trust” under the Code, and the REIT will use its best efforts to, and will continue to meet the requirements to, so qualify as a “real estate investment trust.”

(n)                                 The Company will take all commercially reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the REIT and the Operating Partnership.

5.                                       Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter hereunder are subject to the following conditions:

(a)                                  The Prospectus shall have been filed as required by Section 3(a) and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter does not object thereto in good faith.

(b)                                 Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriter and at the public offering price.

(c)                                  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors or trustees, as the case may be, in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding it is reasonably probable that an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(d)                                 Each of the representations and warranties of the REIT contained herein shall be true and correct in all material respects at the Closing Date, as if made at the

Closing Date, and all covenants and agreements contained herein to be performed on the part of the REIT and all conditions contained herein to be fulfilled or complied with by the REIT at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

(e)                                  Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded or any debt securities of the Company by any Rating Agency nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities, or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

(f)                                    The Underwriter shall receive one or more opinions, dated the Closing Date and satisfactory in form and substance to the Underwriter’s counsel, from Goodwin Procter LLP, counsel to the Company, (i) to the effect set forth in Exhibit B and (ii) concerning the tax matters set forth below:

(i)                                     Commencing with the REIT’s first taxable year ended December 31, 1994, the REIT has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code, and the REIT’s proposed method of organization and operation, as described in the Prospectus and in company certificates delivered to such counsel, will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

(ii)                                  The statements in (A) the Prospectus Supplement  under the caption “United States Federal Income Tax Consequences” and (B) the Prospectus under the caption “Federal Income Tax Considerations and Consequences of Your Investment” (to the extent not superceded or inconsistent with the statements in the Prospectus Supplement) under the caption “United States Federal Income Tax Consequences,” to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by such counsel and are accurate in all material respects as of the date of such opinion.

(g)                                 The Underwriter shall receive an opinion, dated the Closing Date, from Hunton & Williams LLP, Underwriter’s counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

(h)                                 Concurrently with the execution and delivery of this Agreement, Deloitte & Touche LLP shall furnish to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein.  At the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Deloitte & Touche LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

(i)                                     At the Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by the Chief Executive Officer and the Chief Financial Officer of each of (a) Gables GP on behalf of the Operating Partnership and (b) the REIT, in form and substance satisfactory to the Underwriter, to the effect that:

(i)                                     The Prospectus has been filed as required by Section 3(a) and no stop order suspending the effectiveness of the Registration Statement under the Act or the blue sky laws of any jurisdiction has been issued and, to the best of their knowledge, information and belief, no proceeding for such purpose is pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction.

(ii)                                  Any request for additional information with respect to the Registration Statement on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities.

(iii)                               Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) believes that as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) does not know of any event that has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

(iv)                              Each of the representations and warranties of the REIT contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(v)                                 Each of the covenants required to be performed by the REIT herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the REIT on or prior to the date of such certificate has been duly, timely and fully complied with.

(vi)                              Since the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there has not occurred any downgrading in the rating accorded the REIT or any debt securities of the Operating Partnership by any Rating Agency nor has any notice been given to the Company of (A) any intended or potential downgrading by any Rating Agency in such securities, or (B) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

(j)                                     The Securities shall be qualified for sale in such states as the Underwriter reasonably requests, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(k)                                  The Company shall have furnished to the Underwriter such certificates, including, without limitation, one or more certificates of the Secretary of the REIT and the Secretary of Gables GP on behalf of the Operating Partnership, in addition to those otherwise specifically mentioned herein, as the Underwriter has reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the REIT herein as to the performance by the REIT of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(l)                                     The Securities shall have been duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange.

6.                                       Indemnification and Contribution.

(a)                                  The REIT indemnifies and holds the Underwriter, its directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriter, or any such person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the REIT shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, that the REIT will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Securities in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the REIT might otherwise have.

(b)                                 The Underwriter indemnifies and holds harmless the REIT, each person, if any, who controls the REIT within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the REIT and each officer of the REIT who signs the Registration Statement to the same extent as the foregoing indemnity from the REIT to the Underwriter, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus.  This indemnity will be in addition to any liability that the Underwriter might otherwise have; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

(c)                                  Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided, however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)                                 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable for the REIT or the Underwriter, the REIT and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the REIT from persons other than the Underwriter, such as persons who control the REIT within the meaning of the Act, officers of the REIT who signed the Registration Statement and trustees of the REIT, who also may be liable for contribution) to which the REIT and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the REIT on the one hand and the Underwriter on the other.  The relative benefits received by the REIT on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the REIT bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the REIT, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the REIT or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The REIT and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriter was treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriter’s obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the REIT who signed the Registration Statement will have the same rights to contribution as the REIT, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)                                  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the REIT contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of the Securities and payment therefor or (iii) any termination of this Agreement.

7.                                       Representations and Agreements to Survive Delivery.  All representations, warranties, agreements and covenants of the REIT herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or the REIT or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Securities hereunder.

8.                                       Termination.  The obligation of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the REIT from the Underwriter, without liability on the part of the Underwriter to the REIT, if, prior to delivery and payment for the Securities, in the sole judgment of the Underwriter, (i) trading in any of the equity securities of the REIT shall have been suspended by the Commission, by an exchange that lists such equity securities or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

9.                                       Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the REIT, at the office of the REIT, 777 Yamato Road, Suite 510 in Boca Raton, Florida 33431, Attention: President, or (b) if to the Underwriter, to the offices of Wachovia, One Wachovia Center, 301 South College Street, DC-8, Charlotte, NC 28288, Attention:  Syndicate Desk.

Any such notice shall be effective only upon receipt.  Any notice under Section 10 hereof may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

10.                                 Parties.  This Agreement has been and is made solely for the benefit of the Underwriter and the REIT and of the controlling persons, directors, trustees, and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Underwriter.

11.                                 Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.                                 Counterparts.  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                                 Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.                                 Waiver of Trial by Jury.  The REIT and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement between the REIT and the Underwriter.

Very truly yours,

GABLES RESIDENTIAL TRUST

By:	/s/ Chris D. Wheeler
Chris D. Wheeler
Chief Executive Officer

Confirmed as of the date first above mentioned:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark E. Waxman
Mark E. Waxman
Title: Director

SCHEDULE 1

Underwriting Commitments

Underwriter	Number of Securities to be Purchased

Wachovia Capital Markets, LLC	2,500,000

Total	2,500,000

SCHEDULE 2

Subsidiaries*

Gables Ambassador House LLC, a District of Columbia limited liability company Gables Realty Limited Partnership, a Delaware limited partnership Gables-Tennessee Properties, L.L.C., a Tennessee limited liability company Gables GP, Inc., a Texas corporation

Gables East Construction, Inc., a Georgia corporation

GBP Services, Inc., a Florida corporation

Gables Central Construction, Inc., a Texas corporation

Gables Champions Limited Partnership, a Texas limited partnership Gables Jupiter LLC, a Delaware limited liability company

Gables Realty GP, LLC, a Texas limited liability company

Gables Residential Services, Inc., a Texas corporation

Gables River Oaks Limited Partnership, a Texas limited partnership

Pin Oak Green, a Texas general partnership

Pin Oak Park Apartments, a Texas general partnership

Candlewood Gen Par, Inc., a Georgia corporation

Candlewood-Indian Creek Limited Partnership, a Georgia limited partnership GRT Villas Limited Partnership, a Texas limited partnership

Boca Place Associates, Ltd., a Florida limited partnership

Boynton Beach I Limited Partnership, a Florida limited partnership CM Bay Associates, a Florida general partnership

Hampton Lakes Associates, a Florida general partnership

Hampton Lakes II Associates, a Florida general partnership

Hampton Place Joint Venture, a Florida general partnership

Henry Adams House Apartments, LLC, a Delaware limited liability company

IPX Northside, LLC, a Georgia limited liability company

Kings Colony Associates, Ltd., a Florida limited partnership Metropolitan Apartments Venture, a Texas joint venture

Mizner I Limited Partnership, a Florida limited partnership

Northlake Boulevard, LLC, a Delaware limited liability company Palma Vista LLC, a Delaware limited liability company

San Michele II LLC, a Delaware limited liability company

San Michele Joint Venture, a Florida general partnership

San Remo Limited Partnership, a Florida limited partnership

SQ 157-AB Limited Partnership, a District of Columbia limited partnership State Thomas GP LLC, a Delaware limited liability company

State Thomas LP, a Delaware limited partnership

TCRDAD Vinings at Boynton Beach II Limited Partnership, a Florida limited partnership

TCRDAD Wellington Limited Partnership, a Florida limited partnership Town Colony Associates, a Florida general partnership

Town Colony II Associates, a Florida general partnership

Gables Lions Head Limited, a Texas limited partnership

Gables Rivercrest II Limited, a Texas limited partnership

Vinings Realty Partners L.L.C., a Florida limited liability company

* Excludes the following entities:

*                                         Gables Residential Apartment Portfolio JV LLC (in which the Operating Partnership has a 20% Class B Membership Interest)

*                                         Arbors of Harbor Town Joint Venture (Gables-Tennessee Properties, LLC has a 50% general partner interest in Harbor Town Partners, which has a 50% general partner interest in Arbors of Harbor Town Joint Venture)

*                                         CMS Tennessee Multifamily Joint Venture, LP (in which Gables GP, Inc. has a 0.92% general partner interest and the Operating Partnership has a 7.34% limited partner interest)

*                                         Gables Residential Apartment Portfolio JV Two LLC (in which the Operating Partnership has a 20% Class B Membership Interest), a Delaware limited liability company

*                                         Viva Group, Inc., a Delaware corporation (in which the Operating Partnership owns 192,308 shares of Series C Preferred Stock and a vested warrant to purchase  96,154 shares of common stock)